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                                  EXHIBIT 10.4

                              OFFICE RENTAL AGREEMENT

THIS Office Rental Agreement is made and entered into as of this 1st day of January, 1999, by and between, Robert J. Tyson (hereinafter referred to as Lessor), and Lenders Interactive Online Networking (LION) (hereinafter referred to as Lessee).

WITNESSETH:

1. Premises. The Lessor does hereby Lease to Lessee, and Lessee does hereby Lease from Lessor, those certain premises situated in the City of Spokane, County of Spokane, State of Washington, described as follows:

         Office space shown on Exhibit "A" consisting of approximately 5500 square feet net rentable area of the second floor, in the Stonemark Office Building, located at North 1235 Post Street, Spokane Washington 99201.

         The Premises are located on the following property:

         Lots One (1), Two (2), Three (3), Eleven (11), Twelve (12) and Thirteen
(13), Block Twenty-five (25), STRATTON'S ADDITION, all being situated in the City of Spokane, County of Spokane, State of Washington.

2. Term. The term of this Lease shall be three (3) years, commencing on the 1st day of January, 1999 and terminating on the 31st day of December, 2001.

3. Rent. The Lessee shall pay the monthly rent in advance and without notice starting January 1, 1999 and on the first day of each subsequent calendar month during the term of this Lease. The monthly rent shall be the sum of forty seven hundred fifty and no/100 Dollars ($4,750.00) per month. In the event the monthly rent is not paid within five (5) days of its due date, then there shall be due in addition to the monthly rent, a late charge calculated at ten percent (10%) of the delinquent monthly rent. The late charge for the month of January 1999 will be waived. The monthly rent will increase five hundred dollars ($500.00) the first of January 2000 and another five hundred dollars ($500.00) the first of January 2001.

4. Improvements. Lessee accepts the premises in their present condition on an "as is" basis as of the commencement date of this Lease. Lessor shall not be required to make any improvements whatsoever to the premises. Lessee shall be responsible for the installation and cost to install all communication and/or computer equipment, wiring and related expenses and indemnify the Lessor for any charges therefore.

5. Use. The Lessee will use and occupy said premises for professional offices and related purposes, and for no other purpose. Lessee agrees that in the operation of the business to be conducted on said premises and in any occupancy thereof the Lessee shall comply with all the laws, rules and regulations of the government of the United States, State of Washington, County of Spokane, and City of Spokane, and will do nothing volitional to increase the insurance rates on the building. Lessee agrees not to use any machinery or equipment in the leased premises which might be injurious to the building or which might cause unreasonable noise or vibration which would be objectionable to other tenants. Upon termination of the Lease, Lessee shall quit and surrender the leased premises in as good a state and condition as

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reasonable use of wear and tear thereof will permit, damage by the elements or fire excepted.

6. Alterations and Fixtures. Lessee agrees to make no alterations of the leased premises without Lessor's written consent. Lessor's written consent for alterations by Lessee shall not be unreasonably withheld or delayed. For the purpose of this Lease, alterations shall be defined to mean any addition or modification of the leased premises. Any alterations to the leased premises shall be made at Lessee's expense. Alterations shall become the property of Lessor at the termination of the Lease. Upon termination of the Lease, Lessee shall have the right to remove all movable improvements, furnishings, and trade fixtures placed therein by Lessee which can be removed without material injury to the premises and will repair any damage to the premises occasioned by such removal.

7. Liability. Lessee agrees to indemnify Lessor against and save Lessor harmless from all demands or claims, of whatsoever nature, and all reasonable expenses incurred in or resisting the same, for injury to person, loss of life, or investigating damage to property occurring on the leased premises or any common areas of the building either arising out of Lessee's use and occupancy, or due to the act or neglect of Lessee, its agents or employees. Lessee shall maintain liability insurance on the premises in an amount not less than One Million Dollars ($1,000,000), single limit liability.

8. Subletting and Assignments. Lessee shall not sublet all or any portion of the space leased pursuant to this Office Rental Agreement without lessors written permission which shall not be unreasonably withheld.

9. Waiver of Subrogation. Lessor and Lessee each mutually release the other from every right, claim, and demand which may hereafter arise in favor of either arising out of or in connection with any loss occasioned by fire and such other perils as are included in the provisions of the normal extended coverage clause of fire insurance policies, and do hereby waive all rights of subrogation in favor of insurance carriers arising out of any such losses and sustained by either the Lessor or the Lessee in or to the premises or any property therein. Lessee shall insure its furniture, fixtures and equipment for 100% of the replacement value thereof.

10. Notices. All notices to be given by the parties hereto shall be in writing and may either be served personally or may be deposited in the United States mail, postage prepaid, by either registered or certified mail, and if to be given to Lessor, may be addressed to Lessor at South 8904 Rose Road, Medical Lake, Washington 99022, or if to be given Lessee, may be addressed to Lessee at 3003 80th Avenue southeast, Mercer Island, WA. 98040.

11. Services and Utilities. As long as Lessee is not in default under any of the terms, covenants, conditions, provisions or agreements of this lease and Lessee continue to occupy the property, Lessor shall:

(a) Provide manual or automatic elevator facilities on generally accepted business days from 5:00 a.m. to 9:00 p.m. and on Saturdays from 8:00 a.m. to 5:00 p.m., and have one elevator available at all other times.

(b) Provide to the premises, during the time specified in Paragraph (a) hereof (and at other times for a reasonable additional charge to be fixed by Lessor), heating ventilation, and air conditioning (HVAC), when in the judgment of Lessee it may be required for the comfortable occupancy of premises for general office purposes.

(c) Furnish to the premises, during the times specified in Paragraph (a) hereof, sufficient electric current

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for lighting for general office use and the operation of copiers, computers, computer support equipment, and related office machines.

(d) Furnish water for sinks, drinking fountains and restrooms provided by Lessor.

(e) Provide janitorial services for the premises, three days per week, including, but not limited to, refuse removal, dusting, vacuuming window washing, as required, together with refuse removal, in order to keep the premises clean and in order, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee.

(f) Lessee agrees to cooperate fully at all times with Lessor, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the building HVAC, electrical and plumbing systems.

(g) Lessor reserves the right to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, and electric systems, when necessary, by reason of accident, emergency or governmental regulations, or for repairs, alterations or improvements which, in the judgment of Lessor are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Lessor shall have no responsibility for liability for any temporary failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric services, when prevented from restoring the same by strike, lockout or accident, or by any cause whatever beyond Lessor's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state county or municipal authority; provided, however Lessor shall proceed to diligently complete such repairs, alterations and improvements, and, except when the same must be dealt with immediately due to imminent hazard or emergency, such repairs, alterations and improvements shall be done at a time reasonably convenient to Lessee and shall not unreasonably interfere with Lessee's use and enjoyment of the premises.

12. Access and Repairs. Lessor's agents shall have free access at any reasonable time, after notice to the Lessee, for the purpose of inspection, or of making repairs, additions or alterations to the leased premises or any property owned by or under the control of the Lessor. When making such inspections, repairs or alterations, Lessor shall not unreasonably interfere with Lessee's use and enjoyment of the premises. Lessor shall maintain in good condition the structural and exterior components of the office building. Lessor shall repair and replace, when necessary, light fixtures (including replacement of bulbs and fluorescent tubes) and shall maintain in good condition and repair draperies, carpeting, windows, plumbing and the electrical systems. However, Lessor shall not be obligated to repair or replace any fixtures or equipment installed by Lessee, and Lessor shall not be obligated to make any repair or replacement occasioned by any act or omission of the Lessee, its employees, agents, invitee or licensees. The Lessor shall have ten (10) days after written notice from Lessee to commence maintenance and repairs to the leased premises, except that Lessor shall perform its obligations immediately if the nature of the problem presents a hazard or emergency.

13. Default. In the event of default by the Lessee in the performance of any of its covenants herein contained, and if such default is not cured within ten (10) days, for a default involving failure to pay rent or thirty (30) days for other default, after written notice to Lessee, Lessor shall have the right to re-enter the demised premises and sublet the whole or any part thereof for the account of the Lessee, upon such terms and conditions as Lessor may deem proper, or in the alternative, Lessor may re-enter the premises and terminate this Lease. Provided, however, no re-entry by the Lessor shall be deemed a termination of this Lease until Lessor has given written notice to Lessee exercising its right to terminate this lease.

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14. Attorney's Fees. In the event of any action at law or inequity between
Lessor and Lessee to enforce any of the provisions, rights, or obligations hereunder, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees incurred therein by the successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as a part of such judgment.

15. No Waiver of Covenants. Time is and shall be of the essence of this agreement and of each and every part thereof, and any waiver by the Lessor of any breach of the Lessee shall not be construed or considered to be a waiver of any future similar breach nor of any other breach hereof. None of the covenants, terms, or conditions of this Lease required to be performed by Lessee shall be in any manner altered, waived, modified or abandoned except by written instrument duly signed and delivered by Lessor.

16. Holding Over. If Lessee, with the consent, express or implied, of the Lessor, shall hold over after the expiration of the term of this Lease, the Lessee shall remain bound by all the terms, conditions, and agreements hereof, except the rent shall be increased and the tenancy shall be from month to month.

17. Heir and Assigns. The rights, liabilities, and remedies provided for herein shall extend to their heirs, legal representatives successors and, so far as the terms of this Lease permit, assigns of the parties hereto; and the words "Lessor" and 'Lessee" and their accompanying verbs or pronouns, however used in this Lease, shall apply equally to all persons, firms or corporations which may be or become parties hereto.

18. Rules. Lessee agrees to abide by the reasonable rules and regulations governing the building which are not inconsistent with Lessee's use and which may be made by Lessor from time to time, and will use all reasonable methods to induce customers, clients and all persons invited by Lessee into said building to observe the same.

19. Taxes. The rent to be paid is exclusive of any sales tax, business and occupation tax, or any taxes based on rents. Should any taxes based on rents apply, or be enacted during the term of this Lease, the rent shall be increased by a like amount.

20.   Condemnation.
     a) "Condemnation" means (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor; and (2) a voluntary sale or transfer by a Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     b) "Date of Taking" means the date condemnor has the right to possession of the property being condemned.

     c) "Award" means all compensation, sums or anything of value awarded, paid or received on condemnation.

     d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

         If during the term or during the period of time between the execution of this Lease and the date the term commences, there is any taking of all or any part of the leased premises, other improvements or land of all or any part of the premises are a part, or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined as provided in the following paragraphs. If the premises are totally taken by condemnation, this Lease shall terminate on the day of taking. If only a portion of the

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premises is taken by condemnation, this Lease shall remain in effect except, that Lessee can elect to terminate this Lease if the remaining portion of the building or other improvements or the parking area that is part of the premises is rendered unsuitable for Lessee's continued use of the premises. If Lessee elects to terminate this Lease, Lessee must exercise its rights to terminate pursuant to this paragraph by giving notice to Lessor within thirty
(30) days after the nature and the extent of the taking have been finally determined. If Lessee elects to terminate this lease as provided in this termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Lessee has notified Lessor of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect, except that minimum monthly rental shall be reduced as provided by the following paragraph. If any portion of the premises is taken by condemnation and this lease remains in full force and effect, on the date of taking, the minimum monthly rental shall be reduced by an amount that is in the same ratio to minimum monthly rent as the value of the area of the portion of the premises taken bears to the total value of the premises immediately before the date of taking. Lessor shall be entitled to all awards paid in respect of condemnation of the premises, and Lessee shall have no claim to any portion thereof.

21. Severability. Any provision contained in this Lease Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition and unenforceable without invalidating the remainder thereof.

22. Termination. Lessee may terminate the lease after the first year only in the event the lessee purchases another building to place its offices. If lessee terminates this lease lessee shall give lessor advanced written notice of 180 days.

23. Parking. Lessee shall shave the free use of twenty (20) non-assigned parking spaces in the parking lot which is adjacent to the leased premises. Lessee shall respect the rights of the other tenants in the building in which the leased premises are located and others who rent parking spaces to use the parking lot adjacent to the building

24. Possession. Lessee will take full possession of the 2nd floor of premises on 1st of January 1999.
         Lessee assumes the second floor remaining tenants' lease obligations and will receive all rent due from such sublet tenants. Lessee is allowed to continue subletting to Herb Fielder and Cherry Creek Mortgage or terminate those leases at the expiration date of each separate lease.
         Lessor will be allowed to occupy one office of the leased premises for his personal use, until such time lessee notifies lessor that it is not convenient to continue such occupancy. Then and only then the lease payment called for in this lease will be increased by $100.00 per month.

         IN WITNESS WHEREOF the parties hereto have executed this Lease the day and year first above written.

LESSOR:                                     LESSEE:

                                            LION Inc.
Robert J. Tyson                             Allen Ringer

By:                                         By:
   ---------------------------                 ---------------------------
        Robert J. Tyson                               Allen Ringer

INDIVIDUAL ACKNOWLEDGMENT

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STATE OF WASHINGTON        )
                           )  ss.
COUNTY OF SPOKANE          )

         I certify that I know or have satisfactory evidence that ROBERT J.TYSON, signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

          SUBSCRIBED AND SWORN to before me this ____ day of January, 1999.

                                      Notary Public in and for the State of
                                      Washington, residing at Spokane
                                      Commission Expires

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CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF SPOKANE          )

         I certify that I know or have satisfactory evidence that ALLEN RINGER, signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of LION Inc., to be his free and voluntary act of said corporation for the uses and purposes mentioned in the instrument.

          SUBSCRIBED AND SWORN to before me this _____ day of January, 1999.

                                      Notary Public in and for the State of
                                      Washington, residing at Spokane
                                      Commission Expires

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Personal Guaranty:

In consideration of Robert J. Tyson, (hereinafter referred to as Lessor), entering into the foregoing certain office lease Stonemark Building with LION Inc. (hereinafter referred to as Lessee) dated January ___ , 1999, for premises located at North 1235 Post Street, Spokane, WA 99201, ALLEN RINGER does hereby personally guaranty to Lessor, performance in full by Lessee of all of the Lessee obligations, including payment of rents as contained in said Lease herein referred to and all damages and expenses that may arise in consequence of any default by Lessee, its successors and assigns under said Lease, including reasonable attorney's fees and costs, resulting from any such default and/or by the enforcement of this guaranty agreement, subject only to such defenses and rights as Lessee may have.


                                         ---------------------
                                         ALLEN RINGER

STATE OF WASHINGTON        )
                           )  ss.
COUNTY OF SPOKANE          )

         On this day personally appeared before me ALLEN RINGER, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

         GIVEN under my hand and official seal this _____ day of January, 1999.

                                         Notary Public in and for the State of
                                         Washington, residing at Spokane
                                         Commission Expires

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